                                                                    Exhibit 10.2
================================================================================

                                LIBBEY GLASS INC.

       $25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008
       $55,000,000 5.08% Senior Notes, Series 2003A-2, due March 31, 2013
                                       and
    $20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010

                             ----------------------

                             NOTE PURCHASE AGREEMENT

                             -----------------------

                           Dated as of March 31, 2003

================================================================================

                                TABLE OF CONTENTS

SECTION                                                               HEADING                                           PAGE
SECTION 1.                 AUTHORIZATION OF NOTES................................................................         1

       Section 1.1.        Description of Notes..................................................................         1
       Section 1.2         Series B Interest Rate................................................................         1

SECTION 2.                 NOTES; GUARANTY AGREEMENTS............................................................         2

       Section 2.1.        Sale and Purchase of Notes............................................................         2
       Section 2.2.        Guaranty Agreements...................................................................         2

SECTION 3.                 CLOSING...............................................................................         2

SECTION 4.                 CONDITIONS TO CLOSING.................................................................         3

       Section 4.1.        Representations and Warranties of the Company.........................................         3
       Section 4.2.        Representations and Warranties of the Guarantors......................................         3
       Section 4.3.        Performance; No Default...............................................................         3
       Section 4.4.        Compliance Certificates...............................................................         3
       Section 4.5.        Opinions of Counsel...................................................................         4
       Section 4.6.        Purchase Permitted by Applicable Law, etc.............................................         4
       Section 4.7.        Parent Guaranty Agreement.............................................................         4
       Section 4.8.        Subsidiary Guaranty Agreement.........................................................         5
       Section 4.9.        Related Transactions..................................................................         5
       Section 4.10.       Payment of Special Counsel Fees.......................................................         5
       Section 4.11.       Private Placement Number..............................................................         5
       Section 4.12.       Changes in Corporate Structure........................................................         5
       Section 4.13.       Proceedings and Documents.............................................................         5

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................         6

       Section 5.1.        Organization; Power and Authority.....................................................         6
       Section 5.2.        Authorization, etc....................................................................         6
       Section 5.3.        Compliance with Laws, Other Instruments, etc..........................................         6
       Section 5.4.        Governmental Authorizations, etc......................................................         6
       Section 5.5.        Litigation; Observance of Statutes and Orders.........................................         6
       Section 5.6         Compliance with ERISA.................................................................         7
       Section 5.7.        Private Offering by the Company.......................................................         7

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................         8

       Section 6.1.        Purchase for Investment...............................................................         8
       Section 6.2.        Source of Funds.......................................................................         8

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................         9

       Section 7.1.        Financial and Business Information....................................................         9

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................        10

       Section 8.1.        Required Prepayments..................................................................        10
       Section 8.2.        Optional Prepayments..................................................................        10
       Section 8.2.1.      Optional Prepayment of the Series 2003A Notes with Make-Whole Amount..................        10
       Section 8.2.2       Optional Prepayment of the Series 2003B Notes with LIBOR Breakage Amount..............        12
       Section 8.3.        Maturity; Surrender, etc..............................................................        12
       Section 8.4.        Purchase of Notes.....................................................................        13

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................        13

       Section 9.1.        Corporate Existence, etc..............................................................        13

SECTION 10.                NEGATIVE COVENANTS....................................................................        13

       Section 10.1.       Merger, Consolidation.................................................................        13

SECTION 11.                EVENTS OF DEFAULT.....................................................................        14

SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................        17

       Section 12.1.       Acceleration..........................................................................        17
       Section 12.2.       Other Remedies........................................................................        17
       Section 12.3.       Rescission............................................................................        18
       Section 12.4.       No Waivers or Election of Remedies, Expenses, etc.....................................        18

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................        18

       Section 13.1.       Registration of Notes.................................................................        18
       Section 13.2.       Transfer and Exchange of Notes........................................................        19
       Section 13.3.       Replacement of Notes..................................................................        19

SECTION 14.                PAYMENTS ON NOTES.....................................................................        20

       Section 14.1.       Place of Payment......................................................................        20
       Section 14.2.       Home Office Payment...................................................................        20

SECTION 15.                EXPENSES, ETC.........................................................................        20

       Section 15.2.       Survival..............................................................................        21

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................        21

SECTION 17.                AMENDMENT AND WAIVER..................................................................        21

       Section 17.1.       Requirements..........................................................................        21
       Section 17.2.       Solicitation of Holders of Notes......................................................        21
       Section 17.3.       Binding Effect, etc...................................................................        22
       Section 17.4.       Notes Held by Company, etc............................................................        22

SECTION 18.                NOTICES...............................................................................        22

SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................        23

SECTION 20.                CONFIDENTIAL INFORMATION..............................................................        23

SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................        24

SECTION 23.                MISCELLANEOUS.........................................................................        25

       Section 22.1.       Successors and Assigns................................................................        25
       Section 22.2.       Payments Due on Non-Business Days.....................................................        25
       Section 22.3.       Severability..........................................................................        25
       Section 22.4.       Construction..........................................................................        25
       Section 22.5.       Counterparts..........................................................................        25
       Section 22.6.       Governing Law.........................................................................        25

Signature........................................................................................................        26

SCHEDULE A      --INFORMATION RELATING TO PURCHASERS

SCHEDULE B      --DEFINED TERMS

EXHIBIT 1(a)    --Form of 3.69% Senior Notes, Series 2003A-1, due March 31,
                  2008

EXHIBIT 1(b)    --Form of 5.08% Senior Notes, Series 2003A-2, due March 31,
                  2013

EXHIBIT 1(c)    --Form of Floating Rate Senior Notes, Series 2003B, due March
                  31, 2010

EXHIBIT 2       --Form of Parent Guaranty Agreement

EXHIBIT 3       --Form of Subsidiary Guaranty Agreement

EXHIBIT 4.5(a)  --Form of Opinion of Counsel to the Company and the Parent
                  Guarantor

EXHIBIT 4.5(b)  --Form of Opinion of General Counsel of the Parent Guarantor

EXHIBIT 4.5(c)  --Form of Opinion of Special Counsel to the Purchasers

                                LIBBEY GLASS INC.

       $25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008
       $55,000,000 5.08% Senior Notes, Series 2003A-2, due March 31, 2013
                                       and
    $20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010

                                                                     Dated as of
                                                                  March 31, 2003

TO THE PURCHASERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         LIBBEY GLASS INC. (the "Company"), a wholly owned subsidiary of LIBBEY, INC., a Delaware corporation (the "Parent Guarantor"), agrees with the Purchasers listed in the attached Schedule A as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

         Section 1.1. Description of Notes. The Company will authorize the issue and sale of (a) $25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008 (the "Series 2003A-1 Notes"), (b) $55,000,000 5.08% Senior Notes,
Series 2003A-2, due March 31, 2013 (the "Series 2003A-2 Notes" and collectively with the Series 2003A-1 Notes, the "Series 2003A Notes") and (c) $20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010 (the "Series 2003B Notes" and collectively with the Series 2003A Notes the "Notes"). The Series 2003A-1 Notes, the Series 2003A-2 Notes and the Series 2003B Notes shall be substantially in the form set out in Exhibits 1(a), 1(b) and 1(c), respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         Section 1.2    Series B Interest Rate.

         (i) The Series 2003B Notes shall bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the last day of March, June, September and December, commencing on June 30, 2003, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) (each such date being referred to herein as an "Interest Payment Date") and interest (so computed) on any overdue principal and LIBOR Breakage Amount, if any, and, to the extent

LIBBEY GLASS INC.                                        Note Purchase Agreement

permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the Series B Default Rate until paid.

         (ii) The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Series 2003B Notes, within three Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Series 2003B Notes on such date. In the event that the holders of more than 50% in aggregate principal amount of the outstanding Series 2003B Notes do not concur with such determination by the Company, within ten Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, such holders of the Series 2003B Notes shall provide notice to the Company, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Series 2003B Notes on such date, and any such determination made in accordance with the provisions of this Agreement, shall be presumptively correct absent manifest error.

SECTION 2.           NOTES; GUARANTY AGREEMENTS.

         Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes of the Series and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         Section 2.2. Guaranty Agreements. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be unconditionally guaranteed under (i) a Guaranty Agreement dated as of the date of this Agreement (the "Parent Guaranty Agreement"), by Libbey, Inc., a Delaware corporation (the "Parent Guarantor"), which shall be substantially in the form attached hereto as Exhibit 2 and (ii) a Subsidiary Guaranty Agreement dated as of the date of this Agreement ("Subsidiary Guaranty Agreement") by certain Subsidiaries of the Company (the "Subsidiary Guarantors") which shall be in substantially the form attached hereto as Exhibit 3.

SECTION 3.           CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 11:00 A.M. Chicago time, at a closing (the "Closing") on March 31, 2003 or on such other Business Day thereafter on or prior to April 3, 2003 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be

LIBBEY GLASS INC.                                        Note Purchase Agreement

purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $350,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to Bank of America, Dallas, Texas (ABA Routing Number: 111-000-012) Account Number 375-216-4275. If, at the Closing, the Company shall fail to tender such Notes of the applicable series to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's reasonable satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be true and correct when made and at the time of the Closing, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

         Section 4.2. Representations and Warranties of the Guarantors. The representations and warranties of the Guarantors in the Guaranty Agreements shall be true and correct when made and at the time of the Closing, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

         Section 4.3. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.8), no Default or Event of Default shall have occurred and be continuing.

         Section 4.4.   Compliance Certificates.

         (a) Officer's Certificate of Company. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.3 and 4.12 have been fulfilled.

         (b) Secretary's Certificate of Company. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate

LIBBEY GLASS INC.                                        Note Purchase Agreement

proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

         (c) Officer's Certificate of Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections
4.2 and 4.12 have been fulfilled.

         (d) Secretary's Certificate of Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty Agreement.

         (e) Secretary's Certificate of Subsidiary Guarantors. The Subsidiary Guarantors shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement.

         Section 4.5. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Latham & Watkins, counsel for the Company and the Parent Guarantor, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company and the Parent Guarantor hereby instruct its counsel to deliver such opinion to such Purchaser), (b) from Arthur H. Smith, General Counsel of the Parent Guarantor covering the matters set forth in Exhibit 4.5(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company and the Parent Guarantor hereby instruct its counsel to deliver such opinion to such Purchaser) and (c) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.5(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.6. Purchase Permitted by Applicable Law, etc. On the date of the Closing each purchase of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.7. Parent Guaranty Agreement. The Parent Guaranty Agreement shall have been duly authorized, executed and delivered by the Parent Guarantor and shall constitute the

LIBBEY GLASS INC.                                        Note Purchase Agreement

legal, valid and binding contract and agreement of the Parent Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

         Section 4.8. Subsidiary Guaranty Agreement. The Subsidiary Guaranty Agreement shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

         Section 4.9. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold pursuant to this Agreement; provided that if the condition set forth in this
Section 4.9 is not satisfied as a result of the failure of any Purchaser to purchase any Notes ("defaulted Notes") that it is obligated to purchase under this Agreement, then either the non-defaulting Purchasers or, if the principal amount of defaulted Notes exceeds 10% of the entire principal amount of the Notes scheduled to be sold under this Agreement, the Company, may terminate this Agreement without liability on the part of the Company or any non-defaulting Purchaser, except as provided in Section 15.1.

         Section 4.10. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.11. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

         Section 4.12. Changes in Corporate Structure. Neither the Parent Guarantor nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Section 2.3 of the Parent Guaranty Agreement.

         Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

LIBBEY GLASS INC.                                        Note Purchase Agreement

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not contravene, result in any breach of, or constitute a default under, the corporate charter or by-laws of the Company. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, Material lease, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company which, in any such case, would reasonably be expected to have a Material Adverse Effect..

         Section 5.4. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.5. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

LIBBEY GLASS INC.                                        Note Purchase Agreement

         (b) The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.6. Compliance with ERISA. The execution and delivery of this Agreement will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.6 is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

         Section 5.7. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than 24 Institutional Investors (not including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

         Section 5.8. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes (including stock buy backs and acquisitions) and to repay Debt of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) which will directly or indirectly secure the Notes, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The value of the margin stock held by the Parent Guarantor and its Subsidiaries (based upon the closing price of the Parent Guarantor's common stock on the New York Stock Exchange as of the most recent Business Day prior to the Closing) does not constitute more than 30% of the value of the Consolidated Total Assets of the Parent Guarantor and its Subsidiaries at December 31, 2002, as adjusted to give effect to (i) the increase or decrease in the number of shares of margin stock held by the Parent Guarantor and its Subsidiaries from December 31, 2002 through the date of the Closing and (ii) the increase or decrease in the market value of the margin stock held by the Parent Guarantor and its Subsidiaries on December 31, 2002 to the extent that such margin stock is held by the Parent Guarantor and its Subsidiaries on the date of the Closing. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" and "directly or indirectly" shall have the meanings assigned to them in said Regulation U.

LIBBEY GLASS INC.                                        Note Purchase Agreement

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. Each Purchaser represents that it is an institutional "accredited investor," as such term is defined in Regulation D under the Securities Act of 1933, as amended, and is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer (or affiliate thereof) or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control"

LIBBEY GLASS INC.                                        Note Purchase Agreement

         in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied; neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (d), or

                  (e)      the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (f) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (f) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this
Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.           INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor with reasonable promptness, such data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of the Notes.

LIBBEY GLASS INC.                                        Note Purchase Agreement

SECTION 8.           PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. The entire principal amount of (a) the Series 2003A-1 Notes shall become due and payable on March 31, 2008, (b) the Series 2003A-2 Notes shall become due and payable on March 31, 2013, and (c) the Series 2003B Notes shall become due and payable on March 31, 2010.

         Section 8.2.   Optional Prepayments.

         Section 8.2.1. Optional Prepayment of the Series 2003A Notes with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2003A Notes, in an aggregate principal amount of $1,000,000 or more in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series 2003A Notes written notice of each optional prepayment under this Section 8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series 2003A Notes to be prepaid on such date, the principal amount of each Series 2003A Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series 2003A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         (b) In the case of each partial prepayment of the Series 2003A Notes, the principal amount of the Series 2003A Notes to be prepaid shall be allocated among all of the Series 2003A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         (c) The term "Make-Whole Amount" means, with respect to any Series 2003A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2003A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Series 2003A Note, the principal of such Series 2003A Note that is to be prepaid pursuant to Section 8.2.1(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

LIBBEY GLASS INC.                                        Note Purchase Agreement

                  "Discounted Value" means, with respect to the Called Principal of any Series 2003A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2003A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Series 2003A Note, 0.5% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page on the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series 2003A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2003A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1(a) or Section 12.1.

LIBBEY GLASS INC.                                        Note Purchase Agreement

                  "Settlement Date" means, with respect to the Called Principal of any Series 2003A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         Section 8.2.2 Optional Prepayment of the Series 2003B Notes with LIBOR Breakage Amount. (a) Subject to the last sentence of this paragraph, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2003B Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) and the Series B Premium Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series 2003B Notes written notice of each optional prepayment under this Section 8.2.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series 2003B Notes to be prepaid on such date, the principal amount of each such Series 2003B Note held by such holder to be prepaid (determined in accordance with Section 8.2.2(b)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, the Series B Premium Amount, if any, and shall state that the LIBOR Breakage Amount will be payable if such prepayment is not on the next scheduled Interest Payment Date and that such holder is required to calculate such amount and submit such calculation in reasonable detail to the Company not less than two Business Days prior to the date of prepayment. Notwithstanding the foregoing, the Company may not prepay the Series 2003B Notes on or prior to September 30, 2004.

                  (b) In the case of each partial prepayment of a Series 2003B Notes, the principal amount of the Series 2003B Notes to be prepaid shall be allocated among all of the Series 2003B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

                  (c) The term "LIBOR Breakage Amount" shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of a Series 2003B Note as a result of any payment or prepayment of any Series 2003B Note on a day other than a regularly scheduled Interest Payment Date for such Series 2003B Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series 2003B Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2.2(a) and not less than one Business Day in the case of any payment required by
Section 12.1. Each such determination shall be presumptively correct absent manifest error.

         Section 8.3. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and

LIBBEY GLASS INC.                                        Note Purchase Agreement

become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, and LIBOR Breakage Amount, if any, and Series B Premium Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, and LIBOR Breakage Amount, if any, and Series B Premium Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.4. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Corporate Existence, etc. Subject to transactions permitted under Section 10.1, the Company shall at all times preserve and keep in full force and effect its corporate existence and the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.          NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Merger, Consolidation. The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

LIBBEY GLASS INC.                                        Note Purchase Agreement

                  (1) a Subsidiary of the Company may consolidate with or merge with the Company so long as the Company shall be the surviving or continuing corporation; and

                  (2) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                           (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii)     if the Company is not the Successor
                  Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms, and (B) an acknowledgment from each Guarantor that the Guaranty to which such Guarantor is a party continues in full force and effect; and

                           (iii) immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing.

SECTION 11.          EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, or Series B Premium Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 or the Parent Guarantor defaults in the performance of or compliance with any term contained in Section 5.1, 5.2, 5.3, 5.4 or 5.5 of the Parent Guaranty Agreement; or

LIBBEY GLASS INC.                                        Note Purchase Agreement

                  (d) the Company defaults in the performance of or compliance with any term contained herein or any Guarantor defaults in the performance of or compliance with any term contained in any Guaranty Agreement executed by such Guarantor (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of
         (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) the Company or the Parent Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any Guaranty Agreement executed by a Guarantor shall cease to be in full force and effect for any reason whatsoever (other than the release of a Subsidiary Guarantor in accordance with Section
         4.8 of the Parent Guaranty or payment in full of the Notes), including, without limitation, a final and nonappealable determination by any governmental body or court that such Guaranty Agreement is invalid, void or unenforceable as to one or more Guarantors, or any Guarantor shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Guaranty Agreement to which such Guarantor is a party; or

                  (f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or a Guarantor in this Agreement or any Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material (as defined in the Parent Guaranty Agreement) respect on the date as of which made with respect to the Parent Guarantor and the Restricted Subsidiaries; or

                  (g) the Company, any Guarantor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety)
         (i) in the payment of any principal of or premium or make-whole amount or interest in an amount in excess of $500,000 on any Debt that is outstanding in an aggregate principal amount greater than $30,000,000 beyond any period of grace provided with respect thereto, (ii) in the performance of or compliance with any term of any Debt that is outstanding in an aggregate principal amount exceeding $30,000,000 or any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time, including the exercise of any right to require the repurchase of Debt that arises solely from the passage of time, or the right of the holder of Debt to convert such indebtedness into equity interests, or any purchase or repayment of Debt on account of the sale of assets permitted by the terms of the agreement pursuant to which such Debt is outstanding), (x) the Company, any Guarantor or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of $30,000,000, or (y) one or more Persons have

LIBBEY GLASS INC.                                        Note Purchase Agreement

         the right to require the Company, any Guarantor or any Restricted Subsidiary so to purchase or repay such Debt; or

                  (h) the Company, the Parent Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent Guarantor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent Guarantor or any Material Subsidiary, or any such petition shall be filed against the Company, the Parent Guarantor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

                  (j) a final judgment or judgments for the payment of money aggregating in excess of $20 million are rendered against one or more of the Company, any Guarantor and any Restricted Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of benefit liabilities (within the meaning of section 412 of the Code) under all Plans in the aggregate as of the end of any plan year, determined based on the actuarial value of assets and the actuarial accrued liabilities that are used in conjunction with determining the funding requirements for such Plans in the aggregate as reported in such Plans' actuarial reports for such plan year shall exceed the aggregate actuarial value of the assets of such Plans allocable to such benefit liabilities by more than 20% of Consolidated Total Capitalization; (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur

LIBBEY GLASS INC.                                        Note Purchase Agreement

         any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

         As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c)      If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

         Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon, (ii) the Make-Whole Amount or Series B Premium Amount, as the case may be, determined in respect of such principal amount (to the full extent permitted by applicable law), and (iii) the LIBOR Breakage Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount or Series B Premium Amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared

LIBBEY GLASS INC.                                        Note Purchase Agreement

immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and Series B Premium Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and Series B Premium Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note within 10 Business Days of receipt of a reasonably detailed written invoice therefor such further amount as shall be sufficient to cover all reasonable costs and out-of-pocket expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. In addition to and not in limitation of any representations contained herein, each holder of Notes acknowledges and agrees that the

LIBBEY GLASS INC.                                        Note Purchase Agreement

Notes have not been registered under the Securities Act and may not be transferred except pursuant to registration or an exemption therefrom.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the representations, to the Company regarding the Note or participation pursuant to Section 6.1 and Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $75,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

LIBBEY GLASS INC.                                        Note Purchase Agreement

SECTION 14.          PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and Series B Premium Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and Series B Premium Amount, if any, and interest by the method and at the address specified for such purpose in Schedule A to this Agreement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.          EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of Chapman and Cutler, special counsel for the Purchasers, incurred by each Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and out-of-pocket expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and out-of-pocket expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Guarantor or the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Purchaser or holder).

LIBBEY GLASS INC.                                        Note Purchase Agreement

         Section 15.2.  Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement or any Guaranty Agreement shall be deemed representations and warranties of the Company or the Guarantors, as the case may be, under this Agreement or the applicable Guaranty Agreement, as the case may be. Subject to the preceding sentence, this Agreement, each Guaranty Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and the applicable Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of Notes holding more than 50% in aggregate principal amount of the Notes at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, the Series B Premium Amount or LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

         Section 17.2.  Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to

LIBBEY GLASS INC.                                        Note Purchase Agreement

each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

         Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

LIBBEY GLASS INC.                                        Note Purchase Agreement

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given on the first Business Day following the day on which such facsimile or overnight delivery was sent.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent Guarantor or any Subsidiary or from a Person who is known to such Purchaser to be bound by a confidentiality agreement with the Parent Guarantor or any of its Subsidiaries, or is known to such Purchaser to be under an obligation not to transmit the information to such Purchaser, or
(d) constitutes financial statements delivered to such Purchaser under Section
3.1 of the Parent Guaranty Agreement that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes and to the extent that each such Person is obligated to treat such information in a confidential manner), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information

LIBBEY GLASS INC.                                        Note Purchase Agreement

substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Parent Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. In the event that any holder receives a request to disclose all or any part of such information under the terms of a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee in connection with disclosure as provided in clause (viii) above, such holder agrees to use commercially reasonable efforts to promptly notify the Company (to the extent permitted by applicable law and to the extent such notice is not in contravention of any order of any court or Governmental Authority) of the existence, terms and circumstances surrounding such request. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Parent Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Parent Guarantor embodying the provisions of this Section 20.

SECTION 21.          SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

LIBBEY GLASS INC.                                        Note Purchase Agreement

SECTION 22.          MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, Series B Premium Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                Very truly yours,

                                LIBBEY GLASS INC.

                                By:       /s/   Kenneth A. Boerger
                                   -----------------------------------------
                                   Name: Kenneth A. Boerger
                                   Title: Vice President and Treasurer

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    THE CANADA LIFE ASSURANCE COMPANY

                                    By: /s/ C. Paul English
                                        Name: C. Paul English
                                        Title: U.S. Securities Vice-President

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    NATIONWIDE LIFE INSURANCE COMPANY

                                    By: /s/ Joseph P. Young
                                        Name:      JOSEPH P. YOUNG
                                        Title:     CREDIT OFFICER
                                               FIXED INCOME SECURITIES

                                    NATIONWIDE LIFE AND ANNUITY INSURANCE
                                       COMPANY

                                    By: /s/ Joseph P. Young
                                        Name:      JOSEPH P. YOUNG
                                        Title:     CREDIT OFFICER
                                               FIXED INCOME SECURITIES

                                    NATIONWIDE MUTUAL FIRE INSURANCE
                                       COMPANY

                                    By: /s/ Joseph P. Young
                                        Name:      JOSEPH P. YOUNG
                                        Title:     CREDIT OFFICER
                                               FIXED INCOME SECURITIES

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    THE VARIABLE ANNUITY LIFE INSURANCE
                                       COMPANY
                                    AIG LIFE INSURANCE COMPANY
                                    SUNAMERICA LIFE INSURANCE COMPANY

                                    By: AIG Global Investment Corp., investment
                                        adviser

                                        By: /s/ Lochlan O. McNew
                                            -----------------------------
                                            Lochlan O. McNew
                                            Vice President

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    MONUMENTAL LIFE INSURANCE COMPANY

                                    By: /s/ Mark E. Dunn
                                        Name:  Mark E. Dunn
                                        Title: Vice President

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    METROPOLITAN LIFE INSURANCE COMPANY

                                    By: /s/ Timothy Powell
                                        ------------------------------------
                                        Name:  TIMOTHY POWELL
                                        Title: DIRECTOR

                                    GENERAL AMERICAN LIFE INSURANCE COMPANY

                                    By: Metropolitan Life Insurance Company, as
                                        Investment Manager

                                    By: /s/ Timothy Powell
                                        ------------------------------------
                                        Name:  TIMOTHY POWELL
                                        Title: DIRECTOR

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                      COMPANY

                                    By: David L. Babson & Company Inc., as
                                        Investment Adviser

                                        By: /s/ Richard C. Morrison
                                            ------------------------------------
                                            Name:  Richard C. Morrison
                                            Title: Managing Director

                                    C.M. LIFE INSURANCE COMPANY

                                    By: David L. Babson & Company Inc., as
                                        Investment Sub-Adviser

                                        By: /s/ Richard C. Morrison
                                            ------------------------------------
                                            Name:  Richard C. Morrison
                                            Title: Managing Director

                                    MASSMUTUAL ASIA LIMITED

                                    By: David L. Babson & Company Inc., as
                                        Investment Adviser

                                        By: /s/ Richard C. Morrison
                                            ------------------------------------
                                            Name:  Richard C. Morrison
                                            Title: Managing Director

Libbey Glass Inc.                                        Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

                                    ALLSTATE LIFE INSURANCE COMPANY

                                    By: /s/ W. R. Schmidt

                                    By: /s/ Jeffrey Mazer
                                        Authorized Signatories